Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED
FINANCIAL INFORMATION

Introduction to Pro Forma Financial Information

On February 7, 2006, Evans & Sutherland Computer Corporation (“E&S”) signed a Stock Purchase Agreement to acquire Spitz, Inc. (“Spitz”) from Transnational Industries Inc (“Transnational”). The acquisition was closed on April 28, 2006.

The consideration paid by E&S at the time the acquisition was completed consisted of 412,500 shares of E&S common stock.  The actual number of shares issued to Transnational will be adjusted at the time shares are registered based on the formula in the Stock Purchase Agreement, but will not be less than 412,500 shares of E&S common stock. Based on the share formula in the Stock Purchase Agreement, the maximum number of shares that would be issued to Transnational upon registration of the shares, would be 497,448 shares. Based on the average closing price of E&S’s common stock for the period two days prior and two days after the announcement on February 8, 2006, E&S estimates the value of the shares that would be issued to be $2,814,000. Estimated transaction costs are approximately $70,000 and estimated stock registration costs are $30,000. The purchase price was determined in arms-length negotiations between E&S and Transnational and is a non-taxable transaction. E&S plans to continue to operate Spitz as a wholly owned subsidiary.

The initial purchase consideration was allocated based on a preliminary assessment of the fair market values of the acquired assets and liabilities assumed. E&S anticipates completing an independent valuation to assist in determining the fair value of the acquired assets and liabilities assumed.

The accompanying unaudited pro forma condensed consolidated balance sheet of E&S and Spitz gives effect to this acquisition as if it had been completed as of March 31, 2006. The unaudited pro forma condensed consolidated statements of operations give effect to the acquisition as if it had been completed as of the beginning of E&S’s fiscal years 2005 and 2006 or January 1 of each year, respectively. The pro forma adjustments are described in the accompanying notes. These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition taken place on January 1 of 2005 and 2006, nor is it indicative of the results that may be expected for future periods. The pro forma condensed consolidated financial statements should be read in conjunction with E&S’s consolidated financial statements and related notes filed in the E&S Annual Report on Form 10-K for the year ended December 31, 2005, E&S’s first quarter 2006 results filed on Form 10-Q, and in conjunction with the audited financial statements of Spitz and related notes included in this Current Report on Form 8-K/A.

E&S’s fiscal year end is December 31 and Spitz’ fiscal year end is January 31.  E&S’s first quarter fiscal end is March 31, 2006 and Sptiz’ first quarter fiscal end is April 28, 2006.  Pro forma presentation allows for the presentation of historical financial statements of the entities without any adjustment if the period end of the historical financial statements is no more than 93 days apart.  Thus, E&S and Spitz balance sheet and statements of income are presented as if they covered the same periods.

EVANS & SUTHERLAND COMPUTER CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2006
(in thousands)

	Historical E&S	Historical Spitz	Pro Forma Adjustments		Pro Forma E&S
ASSETS
Current assets:
Cash	$12,172	$149	$—		$12,321
Restricted cash	2,023	342			2,365
Accounts receivable, net	10,085	1,919	(91	) b)	11,913
Costs and estimated earnings in excess of billings on uncompleted contracts	10,829	388			11,217
Inventories	10,444	1,015			11,459
Prepaid expenses and deposits	3,174	192			3,366
Total current assets	48,727	4,005	(91)		52,641
Property, plant and equipment, net	14,247	3,582	1,447	a)	19,276
Investments	910	—			910
Goodwill	—	1,022	(1,022	) a)	1,281
			1,281	a)
Other assets	781	273	(186	) a)	1,888
			1,020	a)
Total assets	$64,665	$8,882	$2,449		$75,996

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Current portion of long-term debt	$—	$138	$—		$2,363
Accounts payable	6,065	722	(91	) b)	6,696
Accrued liabilities	8,776	917	100	a)	9,793
Deferred revenue	—	435			435
Customer deposits	6,150	—			6,150
Billings in excess of costs and estimated earnings on uncompleted contracts	9,225	1,205			10,430
Total current liabilities	30,216	5,642	9		35,867
Convertible subordinated debentures	18,015	—			18,015
Other long-term debt, less current portion	—	5,121			2,896
Deferred rent obligation	3,710	—			3,710
Pension and retirement obligations	24,516	—			24,516
Total liabilities	76,457	8,538	9		85,004

Shareholders’ equity (deficit):
Common stock	2,178	—	83	a)	2,261
Additional paid-in-capital	50,344	3,262	(3,262	) a)	53,045
			2,701	a)
Common stock in treasury, at cost	(4,709)	—			(4,709)
Retained earnings (accumulated deficit)	(49,728)	(2,918)	2,918	a)	(49,728)
Accumulated other comprehensive loss	(9,877)	—			(9,877)
Total shareholders’ equity (deficit)	(11,792)	344	2,440		(9,008)
Total liabilities and shareholders’ equity (deficit)	$64,665	$8,882	$2,449		$75,996

EVANS & SUTHERLAND COMPUTER CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Quarter Ending March 31, 2006
(in thousands)

	Historical E&S	Historical Spitz	Pro Forma Adjustments		Pro Forma E&S
Sales	$15,792	$2,162	$(71	) e)	$17,883
Cost of sales	10,680	1,888	113	c)	12,588
			(22	) d)
			(71	) e)
Gross profit	5,112	274	(91)		5,295
Expenses:
Selling, general and administrative	6,233	594	(11	) d)	6,816
Research and development	4,149	189	(7	) d)	4,331
Operating expenses	10,382	783	(18)		11,147
Operating income (loss)	(5,270)	(509)	(73)		(5,852)
Other income (expense), net	(710)	(77)			(787)
Loss before income taxes	(5,980)	(585)	(73)		(6,639)
Income tax expense (benefit)	(112)	—			(112)
Net loss	$(5,868)	$(585)	$(73)		$(6,527)
Net loss per common share:
Basic and diluted	$(0.56)				$(0.60)
Weighted average common shares outstanding
Basic and diluted	$10,536				$10,948

EVANS & SUTHERLAND COMPUTER CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ending December 31, 2005
(in thousands)

	Historical E&S	Historical Spitz	Pro Forma Adjustments		Pro Forma E&S
Sales	$73,567	$11,478	$(182	) e)	$84,863
Cost of sales	46,288	8,723	453	c)	55,207
			(75	) d)
			(182	) e)
Gross profit	27,279	2,755	(378)		29,656
Expenses:
Selling, general and administrative	20,172	2,011	(59	) d)	22,124
Research and development	16,878	962	(70	) d)	17,770
Asset impairment loss		679			679
Restructuring charge	1,759	—			1,759
Gain on insurance settlement	(8,000)	—			(8,000)
Operating expenses	30,809	3,652	(129)		34,332
Gain on sale of assets held for sale	2,745	—			2,745
Operating income (loss)	(785)	(897)	(249)		(1,931)
Other income (expense), net	(779)	(278)			(1,057)
Loss before income taxes	(1,564)	(1,175)	(249)		(2,988)
Income tax expense (benefit)	(430)	—			(430)
Net loss	$(1,134)	$(1,175)	$(249)		$(2,558)
Net loss per common share:
Basic and diluted	$(0.11)				$(0.23)
Weighted average common shares outstanding
Basic and diluted	$10,523				$10,935

EVANS & SUTHERLAND COMPUTER CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands)

1. Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

On May 26, 2006, E&S sold its Simulation Business to Rockwell Collins Inc.  The effect of this disposal is not reflected in the pro forma adjustments.

2. Acquisition

The initial consideration paid by E&S was $2,884, including transaction costs of $70. The following table sets forth the preliminary allocation of the purchase consideration to the tangible and intangible assets acquired and liabilities assumed as of April 28, 2006.

Cash and restricted cash	$491
Accounts receivable	1,919
Costs and estimated earnings in excess of billings on uncompleted contracts	388
Inventories	1,015
Prepaid expenses and deposits	192
Property, plant and equipment	5,029
Other assets	87
Accounts payable	(722)
Accrued liabilities	(917)
Deferred revenue	(435)
Billings in excess of costs and estimated earnings on uncompleted projects	(1,205)
Loans and other long-term debt, less current portion	(5,259)
Definite-lived intangibles	1,020
Goodwill	1,281
Total consideration including estimated acquisition costs	$2,884

3. Pro Forma Adjustments

The pro forma condensed consolidated financial statements give effect to the following pro forma adjustments in connection with the acquisition:

(a)                                  To reflect the purchase consideration which was $2,814 in stock and $70 in acquisition costs and its preliminary allocation to assets acquired and liabilities assumed based on estimated fair values as described in Note 2, to reflect the elimination of the historical Spitz equity accounts, and to reflect $30 in registration costs.

(b)                                 To eliminate receivables on Spitz accounting records with payables on E&S accounting records.

(c)                                  To reflect amortization of $113 and $453 for the three months ended March 31, 2006 and for the year ended December 31, 2005 related to acquired definite-lived intangible assets of contracts.  Definite-lived intangible assets include customer backlog, customer relations and show content.

(d)                                 To reflect a decrease in depreciation expense of $40 and $204 for the three months ended March 31, 2006 and for the year ended December 31, 2004 due to the allocation of purchase consideration to property, plant and equipment.  The decrease is the result of a shorter average useful life of equipment on Sptiz’ historical financial statements compared to the estimated useful life of equipment at its new estimated value

	Average Useful Life (yrs)	Estimated Value
Land	N/A	$1,347
Building	20	2,467
Equipment	5	1,215

(e)                                  To eliminate revenue on Spitz accounting records with cost of sales on E&S accounting records.